Unaudited Pro Forma Consolidated Financial Information

The following pro forma balance sheet has been derived from the unaudited balance sheet of Winha International Group Limited ("WINHA") at March 31, 2016 prior to recognition of the transactions described in the Notes below, and adjusts such information to give effect to the share transfers between C&V International Company Limited ("C&V"), a wholly owned subsidiary of WINHA, Sanmei International Investment Co., Ltd ("Sanmei Investment"), a company incorporated in Anguilla on April 23, 2013, and Australia Winha Commerce and Trade Limited ("Australian Winha"), a wholly subsidiary of C&V, as of March 31, 2016, as if these transaction occurred on March 31, 2016.

The following pro forma consolidated income statement and consolidated statement of other comprehensive income have been derived from the unaudited consolidated statement of operations and comprehensive income of WINHA for the fiscal year ended March 31, 2016 prior to recognition of the transactions described in the Notes below, and adjusts such information to give effect to the formation and the share transfers of the above entities as if these transactions occurred on April 1, 2015.
The pro forma consolidated balance sheet, income statement, and statement of other comprehensive income  are presented for informational purposes only and do not purport to be indicative of the financial condition or results of operations that would have resulted if these transactions had been consummated on those historical dates.

Unaudited Pro Forma Consolidated Balance Sheet at March 31, 2016
ASSETS						As Adjusted
	A		B		C	D
						(Unaudited)
Current assets:
Cash and cash equivalents	$21,547,838		$792	$		$21,548,630
Accounts receivable	1,417,860					1,417,860
Accounts receivable from affiliate	212,312				212,312	-
Inventory	1,523,959					1,523,959
Advances to suppliers	151,230					151,230
Prepaid expenses	174,010					174,010
Deferred tax assets	32,810					32,810

Total current assets	25,060,019					24,848,499

Property, plant and equipment, net	1,847,977					1,847,977

Website - net	45,676					45,676

Deferred registration cost	-		212,312			212,312

TOTAL ASSETS	$26,953,672	$		$		$26,954,464

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$208,866		$212,312		$212,312	$208,866
Other accounts payable – internal	5,435,466		5,435,466			-
Convertible debt	-				5,435,466	5,435,466
Advances from customers	769,814					769,814
Taxes payable	1,683,909					1,683,909
Accrued expenses	154,004				92,383	246,387
Loan from stockholder	477,199					477,199

Total current liabilities	8,729,258					8,821,641

Stockholders' equity:
Common stock, $0.001 par value per share, 200,000,000 shares authorized; 49,989,500 shares issued and outstanding as of March 31, 2016 and 2015	49,990					49,990
Additional paid-in capital	3,481,033		3,737,074		6,017,774	21,626,775
					15,865,042
Statutory reserve	1,440,007		9,238			497,443
			601,698
			100,821
			230,807
Retained earnings (deficit)	13,635,847		83,145		601,698	(11,096,421)
			6,016,982
			15,865,042
			559,656
			2,809,141
Other comprehensive (loss) income	(382,463)		14,077		165,956	(230,584)

Sub-total	18,224,414					10,847,203

Noncontrolling interests	-				4,411,628	7,285,620
					2,873,992

Total stockholders' equity	18,224,414					18,132,823
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,953,672	$		$		$26,954,464

Unaudited Pro Forma Consolidated Income Statements for the Year Ended March 31, 2016

						As Adjusted
	A	B			C	D
						(Unaudited)

Revenues	$42,442,485	$		$		$42,442,485
Cost of goods sold	19,992,753					19,992,753

Gross profit	22,449,732					22,449,732

Operating expenses:
Selling and marketing	2,492,594					2,492,594
General and administrative	1,723,460		6,016,982			23,605,484
			15,865,042

Total operating expenses	4,216,054					26,098,078

Income (loss) from operations	18,233,678					(3,648,346)

Other income (expense):
Other income	25,256					25,256
Other (expenses)	(7,372)		92,383			(99,755)

Total other income (expenses)	17,884					(74,499)

Income (loss) before provision for income taxes	18,251,562					(3,722,845)
Provision for income taxes	4,542,327					4,542,327

Net income (loss) before noncontrolling interests	13,709,235					(8,265,172)
Noncontrolling interests	-		2,809,141			3,039,948
			230,807

Net income (loss) attributable to common stockholders	$13,709,235	$		$		$(11,305,120)

Earnings (loss) per common share, basic and diluted	$0.27	$		$		$(0.23)

Weighted average shares outstanding, basic and diluted	49,989,500					49,989,500

Comprehensive income (loss):
Net income (loss)	$13,709,235	$		$		$
Foreign currency translation adjustment	(414,183)					(414,183)

Comprehensive income (loss)	13,295,052					(8,679,355)
Comprehensive income attributable to noncontrolling interests	-		2,809,141			2,873,992
			230,807		165,956

Comprehensive (loss) income attributable to common stockholders	$13,295,052	$		$		$(11,553,347)

Notes to Unaudited Pro Forma Consolidated Financial Information:
In May 2015, C&V International Company Limited ("C&V"), a wholly owned subsidiary of Winha International Group Limited ("WINHA"), set up a wholly owned subsidiary, Australia Winha Commerce and Trade Limited ("Australian Winha"). In February 2016, Sanmei International Investment Co., Ltd ("Sanmei Investment"), a company incorporated in Anguilla on April 23, 2013, transferred 100% of its shares to WINHA. Subsequently, WINHA transferred the shares of C&V to Sanmei Investment, and C&V transferred the shares of Australian Winha to Sanmei Investment.

In March 2016, 40% of the 72,000,000 shares of Australian Winha were transferred from the sole shareholder of Sanmei Investment to individuals who are affiliated with the Company and to entities which have direct or indirect relationships with the major shareholder or are consultants to the Company: 5% to Beijing Ruihua Future, 5% to Donghe Group, 7% to Zhuowei Zhong, 5% to Xinxi Zhong, 4% to Zhifei Huang and 3% to Chun Yan Winne Lam.

	Percentage of Shares	Bonus shares issued

Zhuowei Zhong	7%	5,040,000
Beijing Ruihua Future Investment Management Co. Ltd.	5%	3,600,000
Donghe Group Limited	5%	3,600,000
Xinxi Zhong.	5%	3,600,000
Zhifei Huang	4%	2,880,000
Chun Yan Winne Lam	3%	2,160,000

Total	29%	20,880,000

In addition, 11 individuals who are suppliers of Zhongshan Winha, were each sold 1% of the outstanding Australian Winha shares for $0.0001 per share as follows:

	Percentage of Shares	Shares Sold

Huizhen Li	1%	720,000
Jianxin Cen	1%	720,000
Zongxun Zhang	1%	720,000
Xinxi Zhong.	1%	720,000
Yixiang Qu	1%	720,000
Qianxin Chen	1%	720,000
Senhong He	1%	720,000
Zidong Chen	1%	720,000
Haolin Zhou	1%	720,000
Weicheng Zheng	1%	720,000
Ruicheng Li	1%	720,000

Total	11%	7,920,000

The effect of these transactions was to reduce the interest of WINHA in its Australian subsidiary by 40%. The Company used the Australian Winha offering price for its initial public offering in Australia to approximate the fair value of the 40% stock issued. WINHA recognized stock compensation to the shareholder and consultants of $19,695,000 and $2,188,000, respectively, during the year ended March 31, 2016 in general and administrative expenses.

Consolidation and Adjustments:
(A)	Consolidated balances prior to recognition of the transactions described above.
(B) and (C)
Adjustments to reflect the formation of Sanmei Investment and share transfers among the entities, to reflect the transaction costs related to the share transfer transactions that will be reflected as an expense in the financial statements, and to reflect the non-controlling interest as a result of the 40% share transfer.

(D)	Consolidated balances reflecting all of the transactions as stated in the Notes to Unaudited Pro Forma Consolidated Financial Information as of March 31, 2016.